Exhibit 99.1

NetApp Reports Fourth Quarter and Fiscal Year 2020 Results

Solid Margins, Cash Flow and Operating Leverage;

Net Revenues of $1.40 Billion for the Fourth Quarter and $5.41 Billion for Fiscal Year 2020

•	NetApp™ cloud data services annualized recurring revenue of approximately $111 million, an increase of 113% year-over-year
•	All flash array annualized net revenue run rate of $2.6 billion
•	Consolidated GAAP gross margin of 66.9% in fiscal year 2020; non-GAAP gross margin of 67.9%
•	$1.06 billion in cash provided by operations in fiscal year 2020; $936 million in free cash flow
•	$1.85 billion returned to shareholders in share repurchases and cash dividend in fiscal year 2020

Sunnyvale, Calif.—May 27, 2020—NetApp (NASDAQ: NTAP) today reported financial results for the fourth quarter and fiscal year 2020, which ended on April 24, 2020.

“During this unprecedented situation, our priority has been supporting our employees, customers, partners, and communities. Despite the challenging environment, we delivered solid gross margin, cash flow and operating leverage in the fourth quarter. Our cloud business grew substantially and our new customer acquisition districts again performed well.” said George Kurian, chief executive officer. “The strength and resiliency of our business model enables us to continue to execute our strategy while navigating a range of potential demand environments. While we cannot predict when the world will return to normal, the enduring importance of data is clear. We are confident that the demand for our products and services will be strong as we emerge from this crisis.”

Fourth Quarter of Fiscal Year 2020 Financial Results

•	Net Revenues: $1.40 billion, compared to $1.59 billion in the fourth quarter of fiscal year 2019
•

Net Income: GAAP net income of $196 million, compared to GAAP net income of $396 million in the fourth quarter of fiscal year 2019; non-GAAP net income[1] of $265 million, compared to non-GAAP net income of $305 million in the fourth quarter of fiscal year 2019

•

Earnings per Share: GAAP net income per share[2] of $0.88 compared to GAAP net income per share of $1.59 in the fourth quarter of fiscal year 2019; non-GAAP net income per share of $1.19, compared to non-GAAP net income per share of $1.22 in the fourth quarter of fiscal year 2019

•	Cash, Cash Equivalents and Investments: $2.88 billion at the end of the fourth quarter of fiscal year 2020
•	Cash Provided by Operations: $383 million, compared to $399 million in the fourth quarter of fiscal year 2019

•	Share Repurchase and Dividend: Returned $266 million to shareholders through share repurchases and cash dividends

Fiscal Year 2020 Financial Results

•	Net Revenues: $5.41 billion, compared to $6.15 billion in fiscal year 2019
•

Net Income: GAAP net income of $819 million, compared to GAAP net income of $1.17 billion in fiscal year 2019; non-GAAP net income of $944 million, compared to non-GAAP net income of $1.17 billion in fiscal year 2019

•

Earnings per Share: GAAP net income per share of $3.52, compared to GAAP net income per share of $4.51 in fiscal year 2019; non-GAAP net income per share of $4.05, compared to non-GAAP net income per share of $4.52 in fiscal year 2019

•	Cash Provided by Operations: $1.06 billion compared to $1.34 billion in fiscal year 2019
•	Share Repurchase and Dividend: Returned $1.85 billion to shareholders through share repurchases and cash dividends

First Quarter of Fiscal Year 2021 Financial Outlook

The Company provided the following financial guidance for the first quarter of fiscal year 2021:

•Net revenues are expected to be in the range of:	$1.090 billion to $1.240 billion
	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$0.18 - $0.26	$0.36 - $0.44

Dividend

Next cash dividend of $0.48 per share to be paid on July 29, 2020, to shareholders of record as of the close of business on July 10, 2020.

Fourth Quarter of Fiscal Year 2020 Business Highlights

Growing Partnerships and Innovations with Customers in Mind

•

NetApp is architecting application-integrated data management for Kubernetes with Project Astra. The company debuted this vision for an enterprise-class data service for stateful, cloud-native applications with any Kubernetes distribution on any cloud.

•	NetApp acquired Talon Storage, enhancing NetApp Cloud Volumes and Azure NetApp Files with NetApp Global File Cache for remote office and branch office workers.

•	NetApp announced an integrated solution for End User Computing (EUC) remote connected infrastructures with NetApp HCI, NVIDIA, and VMware.
•	NetApp launched a clustered architecture consisting of NetApp AFF storage systems and Fujitsu PRIMERGY servers optimized for artificial intelligence (AI) and enterprise machine learning (ML).
•	The new NetApp Active IQ™ web UI and mobile app were launched, helping to support customers in avoiding disruptions from unexpected growth.

NetApp Award-Winning Infrastructure

•	NetApp was named Google Cloud Technology Partner of the Year for Infrastructure[3] for the second consecutive year. The award noted NetApp’s excellence with its data fabric vision.
•

IDC released two reports: One notes NetApp as a leader in scale-out, file-based storage with NetApp ONTAP™ AI,[4] and the other recognizes NetApp as an industry leader[5] that helps customers implement digital transformation in meaningful ways.

NetApp Provides Support for COVID-19 Crisis

•

NetApp helps customers respond to the surge in remote work and the strains being put on IT organizations with NetApp Active IQ, which give insight to where customers might be vulnerable to new security threats and makes sure that data and applications are available and performing optimally.

•

NetApp has teamed up with Core Scientific and NVIDIA to give COVID-19 researchers complimentary access to cloud connected storage systems and connect their data sets from anywhere and take advantage of powerful AI and genomic tools.

•

NetApp teams across the company engaged together to scale infrastructures to support thousands of healthcare customers prepare for COVID-19 and implement solutions to maximize their systems, on a global scale across hundreds of countries.

•	NetApp joined forces with 25 other Bay Area companies to give $22 million in funding to organizations helping on the frontlines of the COVID-19 crisis.

Board of Directors and Management Additions

•	NetApp appointed Mike Berry as executive vice president and CFO, reporting to CEO George Kurian.
•	NetApp appointed Deepak Ahuja to the board of directors, bringing the number of directors on the NetApp board to eight.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the

Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the First Quarter of Fiscal Year 2021 Financial Outlook section, and statements about the strength and resiliency of our business model, the demand for our products and services, and our ability to execute our strategy. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation,  general global political, macroeconomic and market conditions (including the impact of the COVID-19 pandemic thereon), changes in U.S. government spending, revenue seasonality and matters specific to our business, such as the impact of the COVID-19 pandemic on the company’s business operations, financial performance and results of operations, our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our data fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual reports on Form 10-Q and 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) COVID-19 charges and (i) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

2GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

3Google Cloud 2019 Partner Awards, https://cloud.google.com/blog/topics/partners/announcing-the-winners-of-our-2019-partner-awards?linkId=85936877.

4IDC, “IDC MarketScape: Worldwide Scale-Out File-Based Storage 2019 Vendor Assessment,” #US45355019e, December 2019.

5IDC, “A New NetApp Is on the Rise,” by Eric Burgener, #US45948920, February 2020.

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

I. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

About NetApp

NetApp is the leader in cloud data services, empowering global organizations to change their world with data. Together with our partners, we are the only ones who can help you build your unique data fabric. Simplify hybrid multicloud and securely deliver the right data, services and applications to the right people at the right time. Learn more at www.netapp.com.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 24, 2020	April 26, 2019

ASSETS

Current assets:
Cash, cash equivalents and investments	$2,882	$3,899
Accounts receivable	973	1,216
Inventories	145	131
Other current assets	274	364
Total current assets	4,274	5,610

Property and equipment, net	727	759
Goodwill and purchased intangible assets, net	1,822	1,782
Other non-current assets	699	590
Total assets	$7,522	$8,741

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$426	$542
Accrued expenses	774	851
Commercial paper notes	522	249
Current portion of long-term debt	—	400
Short-term deferred revenue and financed unearned services revenue	1,894	1,825
Total current liabilities	3,616	3,867
Long-term debt	1,146	1,144
Other long-term liabilities	714	797
Long-term deferred revenue and financed unearned services revenue	1,804	1,843
Total liabilities	7,280	7,651

Stockholders' equity	242	1,090
Total liabilities and stockholders' equity	$7,522	$8,741

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	April 24, 2020	April 26, 2019	April 24, 2020	April 26, 2019

Revenues:
Product	$793	$1,000	$2,995	$3,755
Software maintenance	267	242	1,034	946
Hardware maintenance and other services	341	350	1,383	1,445
Net revenues	1,401	1,592	5,412	6,146

Cost of revenues:
Cost of product	355	457	1,368	1,752
Cost of software maintenance	15	10	48	35
Cost of hardware maintenance and other services	90	99	373	414
Total cost of revenues	460	566	1,789	2,201
Gross profit	941	1,026	3,623	3,945

Operating expenses:
Sales and marketing	389	439	1,585	1,657
Research and development	212	205	847	827
General and administrative	63	69	263	278
Restructuring charges	—	16	21	35
Gain on sale or derecognition of assets	—	(73)	(38)	(73)
Total operating expenses	664	656	2,678	2,724

Income from operations	277	370	945	1,221

Other income (expense), net	(27)	14	(1)	47

Income before income taxes	250	384	944	1,268

Provision (benefit) for income taxes	54	(12)	125	99

Net income	$196	$396	$819	$1,169

Net income per share:
Basic	$0.89	$1.62	$3.56	$4.60

Diluted	$0.88	$1.59	$3.52	$4.51

Shares used in net income per share calculations:
Basic	220	245	230	254

Diluted	222	249	233	259

Cash dividends declared per share	$0.48	$0.40	$1.92	$1.60

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Year Ended
	April 24, 2020	April 26, 2019	April 24, 2020	April 26, 2019
Cash flows from operating activities:
Net income	$196	$396	$819	$1,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47	48	193	197
Non-cash operating lease cost	12	—	51	—
Stock-based compensation	35	37	153	158
Deferred income taxes	6	18	(17)	(3)
Gain on sale or derecognition of assets	—	(73)	(38)	(73)
Other items, net	17	(6)	1	2
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(156)	(350)	238	(185)
Inventories	(32)	(31)	(14)	(9)
Accounts payable	41	44	(117)	(57)
Accrued expenses	96	127	(177)	42
Deferred revenue and financed unearned services revenue	147	326	54	343
Long-term taxes payable	(30)	(104)	(163)	(164)
Changes in other operating assets and liabilities, net	4	(33)	77	(79)
Net cash provided by operating activities	383	399	1,060	1,341
Cash flows from investing activities:
Redemptions of investments, net	82	215	1,370	876
Purchases of property and equipment	(24)	(35)	(124)	(173)
Proceeds from sale of properties	—	—	96	—
Acquisitions of businesses, net of cash acquired	(17)	—	(73)	(3)
Other investing activities, net	1	3	—	4
Net cash provided by investing activities	42	183	1,269	704
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	—	3	102	121
Payments for taxes related to net share settlement of stock awards	(2)	(4)	(79)	(96)
Repurchase of common stock	(161)	(500)	(1,411)	(2,111)
Proceeds from (repayments of) commercial paper notes, net	(170)	85	273	(136)
Repayment of long-term debt	—	—	(400)	—
Dividends paid	(105)	(97)	(439)	(403)
Other financing activities, net	(2)	(1)	(6)	(6)
Net cash used in financing activities	(440)	(514)	(1,960)	(2,631)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30)	(13)	(34)	(30)

Net increase (decrease) in cash, cash equivalents and restricted cash	(45)	55	335	(616)
Cash, cash equivalents and restricted cash:
Beginning of period	2,711	2,276	2,331	2,947
End of period	$2,666	$2,331	$2,666	$2,331

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q4 FY'20	Q3 FY'20	Q4 FY'19	FY 2020	FY 2019

Revenues
Product	$793	$787	$1,000	$2,995	$3,755
Strategic*	$544	$483	$623	$1,806	$2,100
Mature*	$249	$304	$377	$1,189	$1,655
Software Maintenance	$267	$263	$242	$1,034	$946
Hardware Maintenance & Other Services	$341	$354	$350	$1,383	$1,445
Hardware Maintenance Support Contracts	$279	$293	$284	$1,142	$1,182
Professional and Other Services	$62	$61	$66	$241	$263
Net Revenues	$1,401	$1,404	$1,592	$5,412	$6,146

* In Q1 FY’20 we made changes to the products and solutions contained in each of the Strategic and Mature product groupings. Strategic now includes All-flash FAS products, including all related add-on hardware and OS software, private cloud solutions, enterprise software license agreements and other optional add-on software products. Mature now includes Hybrid FAS products, including all related add-on hardware and OS software, OEM products, and branded E-Series. Prior to this change, Hybrid FAS and branded E-Series were included in Strategic, while all add-on hardware and OS software were included in Mature. For comparability, Strategic and Mature revenues presented for the prior year period have been recast based on the revised groupings.

Geographic Mix
	% of Q4 FY'20 Revenue	% of Q3 FY'20 Revenue	% of Q4 FY'19 Revenue	% of FY 2020 Revenue	% of FY 2019 Revenue
Americas	54%	50%	57%	53%	56%
Americas Commercial	43%	39%	45%	41%	44%
U.S. Public Sector	11%	11%	11%	12%	12%
EMEA	32%	35%	29%	32%	30%
Asia Pacific	14%	15%	14%	15%	14%

Pathways Mix
	% of Q4 FY'20 Revenue	% of Q3 FY'20 Revenue	% of Q4 FY'19 Revenue	% of FY 2020 Revenue	% of FY 2019 Revenue
Direct	23%	21%	24%	21%	24%
Indirect	77%	79%	76%	79%	76%

Non-GAAP Gross Margins
	Q4 FY'20	Q3 FY'20	Q4 FY'19	FY 2020	FY 2019
Non-GAAP Gross Margin	68.0%	67.8%	65.2%	67.9%	65.0%
Product	56.4%	55.4%	55.3%	55.7%	54.4%
Software Maintenance	94.4%	95.4%	95.9%	95.4%	96.3%
Hardware Maintenance & Other Services	74.5%	74.9%	72.3%	73.8%	72.0%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q4 FY'20	Q3 FY'20	Q4 FY'19	FY 2020	FY 2019
Non-GAAP Income from Operations	$324	$312	$358	$1,123	$1,387
% of Net Revenues	23.1%	22.2%	22.5%	20.8%	22.6%
Non-GAAP Income before Income Taxes	$307	$320	$372	$1,132	$1,434
Non-GAAP Effective Tax Rate	13.7%	17.2%	18.1%	16.6%	18.4%

Non-GAAP Net Income
	Q4 FY'20	Q3 FY'20	Q4 FY'19	FY 2020	FY 2019
Non-GAAP Net Income	$265	$265	$305	$944	$1,171
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	222	229	249	233	259
Non-GAAP Net Income per Share, Diluted	$1.19	$1.16	$1.22	$4.05	$4.52

Select Balance Sheet Items
	Q4 FY'20	Q3 FY'20	Q4 FY'19
Deferred Revenue and Financed Unearned Services Revenue	$3,698	$3,573	$3,668
DSO (days)	63	53	70
DIO (days)	29	22	21
DPO (days)	84	75	87
CCC (days)	8	1	3
Inventory Turns	13	16	17

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q4 FY'20	Q3 FY'20	Q4 FY'19	FY 2020	FY 2019
Net Cash Provided by Operating Activities	$383	$420	$399	$1,060	$1,341
Purchases of Property and Equipment	$24	$32	$35	$124	$173
Free Cash Flow	$359	$388	$364	$936	$1,168
Free Cash Flow as % of Net Revenues	25.6%	27.6%	22.9%	17.3%	19.0%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019

NET INCOME	$196	$277	$396	$819	$1,169
Adjustments:
Amortization of intangible assets	9	8	8	39	46
Stock-based compensation	35	36	37	153	158
Asset impairment	10	—	—	10	—
COVID-19 charges	3	—	—	3	—
Restructuring charges	—	—	16	21	35
Gain on sale or derecognition of assets	—	—	(73)	(38)	(73)
Income tax effects	12	(6)	(31)	(13)	(82)
Resolution of income tax matters	—	(50)	(48)	(50)	(48)
Income tax benefit of ASC 606 adoption	—	—	—	—	(34)
NON-GAAP NET INCOME	$265	$265	$305	$944	$1,171

COST OF REVENUES	$460	$463	$566	$1,789	$2,201
Adjustments:
Amortization of intangible assets	(9)	(8)	(8)	(39)	(36)
Stock-based compensation	(3)	(3)	(4)	(13)	(14)
NON-GAAP COST OF REVENUES	$448	$452	$554	$1,737	$2,151

COST OF PRODUCT REVENUES	$355	$360	$457	$1,368	$1,752
Adjustments:
Amortization of intangible assets	(9)	(8)	(8)	(39)	(36)
Stock-based compensation	—	(1)	(2)	(3)	(4)
NON-GAAP COST OF PRODUCT REVENUES	$346	$351	$447	$1,326	$1,712

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$90	$91	$99	$373	$414
Adjustment:
Stock-based compensation	(3)	(2)	(2)	(10)	(10)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$87	$89	$97	$363	$404

GROSS PROFIT	$941	$941	$1,026	$3,623	$3,945
Adjustments:
Amortization of intangible assets	9	8	8	39	36
Stock-based compensation	3	3	4	13	14
NON-GAAP GROSS PROFIT	$953	$952	$1,038	$3,675	$3,995

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019

SALES AND MARKETING EXPENSES	$389	$402	$439	$1,585	$1,657
Adjustments:
Amortization of intangible assets	—	—	—	—	(10)
Stock-based compensation	(16)	(15)	(15)	(66)	(67)
COVID-19 charges	(3)	—	—	(3)	—
NON-GAAP SALES AND MARKETING EXPENSES	$370	$387	$424	$1,516	$1,580

RESEARCH AND DEVELOPMENT EXPENSES	$212	$211	$205	$847	$827
Adjustment:
Stock-based compensation	(12)	(13)	(11)	(53)	(48)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$200	$198	$194	$794	$779

GENERAL AND ADMINISTRATIVE EXPENSES	$63	$60	$69	$263	$278
Adjustment:
Stock-based compensation	(4)	(5)	(7)	(21)	(29)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$59	$55	$62	$242	$249

RESTRUCTURING CHARGES	$—	$—	$16	$21	$35
Adjustment:
Restructuring charges	—	—	(16)	(21)	(35)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—	$—	$—

GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$—	$(73)	$(38)	$(73)
Adjustment:
Gain on sale or derecognition of assets	—	—	73	38	73
NON-GAAP GAIN ON SALE OR DERECOGNITION OF ASSETS	$—	$—	$—	$—	$—

OPERATING EXPENSES	$664	$673	$656	$2,678	$2,724
Adjustments:
Amortization of intangible assets	—	—	—	—	(10)
Stock-based compensation	(32)	(33)	(33)	(140)	(144)
COVID-19 charges	(3)	—	—	(3)	—
Restructuring charges	—	—	(16)	(21)	(35)
Gain on sale or derecognition of assets	—	—	73	38	73
NON-GAAP OPERATING EXPENSES	$629	$640	$680	$2,552	$2,608

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019

INCOME FROM OPERATIONS	$277	$268	$370	$945	$1,221
Adjustments:
Amortization of intangible assets	9	8	8	39	46
Stock-based compensation	35	36	37	153	158
COVID-19 charges	3	—	—	3	—
Restructuring charges	—	—	16	21	35
Gain on sale or derecognition of assets	—	—	(73)	(38)	(73)
NON-GAAP INCOME FROM OPERATIONS	$324	$312	$358	$1,123	$1,387

OTHER INCOME (EXPENSE), NET	$(27)	$8	$14	$(1)	$40
Adjustment:
Asset impairment	10	—	—	10	—
NON-GAAP OTHER INCOME (EXPENSE), NET	$(17)	$8	$14	$9	$40

INCOME BEFORE INCOME TAXES	$250	$276	$384	$944	$1,268
Adjustments:
Amortization of intangible assets	9	8	8	39	46
Stock-based compensation	35	36	37	153	158
Asset impairment	10	—	—	10	—
COVID-19 charges	3	—	—	3	—
Restructuring charges	—	—	16	21	35
Gain on sale or derecognition of assets	—	—	(73)	(38)	(73)
NON-GAAP INCOME BEFORE INCOME TAXES	$307	$320	$372	$1,132	$1,434

PROVISION (BENEFIT) FOR INCOME TAXES	$54	$(1)	$(12)	$125	$99
Adjustments:
Income tax effects	(12)	6	31	13	82
Resolution of income tax matters	—	50	48	50	48
Income tax benefit of ASC 606 adoption	—	—	—	—	34
NON-GAAP PROVISION FOR INCOME TAXES	$42	$55	$67	$188	$263

NET INCOME PER SHARE	$0.88	$1.21	$1.59	$3.52	$4.51
Adjustments:
Amortization of intangible assets	0.04	0.03	0.03	0.17	0.18
Stock-based compensation	0.16	0.16	0.15	0.66	0.61
Asset impairment	0.05	—	—	0.04	—
COVID-19 charges	0.01	—	—	0.01	—
Restructuring charges	—	—	0.06	0.09	0.14
Gain on sale or derecognition of assets	—	—	(0.29)	(0.16)	(0.28)
Income tax effects	0.05	(0.03)	(0.12)	(0.06)	(0.32)
Resolution of income tax matters	—	(0.22)	(0.19)	(0.21)	(0.19)
Income tax benefit of ASC 606 adoption	—	—	—	—	(0.13)
NON-GAAP NET INCOME PER SHARE	$1.19	$1.16	$1.22	$4.05	$4.52

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019

Gross margin-GAAP	67.2%	67.0%	64.4%	66.9%	64.2%
Cost of revenues adjustments	0.9%	0.8%	0.8%	1.0%	0.8%
Gross margin-Non-GAAP	68.0%	67.8%	65.2%	67.9%	65.0%

GAAP cost of revenues	$460	$463	$566	$1,789	$2,201
Cost of revenues adjustments:
Amortization of intangible assets	(9)	(8)	(8)	(39)	(36)
Stock-based compensation	(3)	(3)	(4)	(13)	(14)
Non-GAAP cost of revenues	$448	$452	$554	$1,737	$2,151

Net revenues	$1,401	$1,404	$1,592	$5,412	$6,146

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019

Product gross margin-GAAP	55.2%	54.3%	54.3%	54.3%	53.3%
Cost of product revenues adjustments	1.1%	1.1%	1.0%	1.4%	1.1%
Product gross margin-Non-GAAP	56.4%	55.4%	55.3%	55.7%	54.4%

GAAP cost of product revenues	$355	$360	$457	$1,368	$1,752
Cost of product revenues adjustments:
Amortization of intangible assets	(9)	(8)	(8)	(39)	(36)
Stock-based compensation	—	(1)	(2)	(3)	(4)
Non-GAAP cost of product revenues	$346	$351	$447	$1,326	$1,712

Product revenues	$793	$787	$1,000	$2,995	$3,755

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019

Hardware maintenance and other services gross margin-GAAP	73.6%	74.3%	71.7%	73.0%	71.3%
Cost of hardware maintenance and other services revenues adjustment	0.9%	0.6%	0.6%	0.7%	0.7%
Hardware maintenance and other services gross margin-Non-GAAP	74.5%	74.9%	72.3%	73.8%	72.0%

GAAP cost of hardware maintenance and other services revenues	$90	$91	$99	$373	$414
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(3)	(2)	(2)	(10)	(10)
Non-GAAP cost of hardware maintenance and other services revenues	$87	$89	$97	$363	$404

Hardware maintenance and other services revenues	$341	$354	$350	$1,383	$1,445

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019

GAAP effective tax rate	21.6%	(0.4)%	(3.1)%	13.2%	7.8%
Adjustments:
Income tax effects	(7.9)%	2.0%	8.3%	(1.1)%	4.9%
Resolution of income tax matters	—%	15.6%	12.9%	4.4%	3.3%
Income tax benefit of ASC 606 adoption	—%	—%	—%	—%	2.4%
Non-GAAP effective tax rate	13.7%	17.2%	18.1%	16.6%	18.4%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q4'FY20	Q3'FY20	Q4'FY19	FY2020	FY2019
Net cash provided by operating activities	$383	$420	$399	$1,060	$1,341
Purchases of property and equipment	(24)	(32)	(35)	(124)	(173)
Free cash flow	$359	$388	$364	$936	$1,168

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER FISCAL 2021

First Quarter
Fiscal 2021

Non-GAAP Guidance - Net Income Per Share	$0.36 - $0.44

Adjustments of Specific Items to Net Income
Per Share for the First Quarter Fiscal 2021:
Amortization of intangible assets	(0.04)
Stock-based compensation expense	(0.18)
Income tax effects	0.04
Total Adjustments	(0.18)

GAAP Guidance - Net Income Per Share	$0.18 - $0.26

   Some items may not add or recalculate due to rounding.

Press Contact:

Amelia Vierra

NetApp

1 408 822 6403

amelia.vierra@netapp.com

Investor Contact:

Lance Berger

NetApp

1 408 822 6628

lance.berger@netapp.com